                                                                    EXHIBIT 3.47

                            ARTICLES OF INCORPORATION

                                       OF

                              WEBCO ENGINEERING CO.

      KNOW ALL MEN BY THESE PRESENTS: That I, the undersigned, being a natural person of the age of twenty-one years or more and desiring to form a corporation under "The General and Business Corporation Law of Missouri" do hereby adopt the following Articles of Incorporation:

                                   ARTICLE I

      The name of the corporation shall be WEBCO ENGINEERING CO.

                                   ARTICLE II

      The address of its initial registered office in the State of Missouri is 2315 East Trafficway, Springfield, Missouri 65802, and the name of its registered agent at such address is William E. Bennett.

                                  ARTICLE III

      The aggregate number of shares which the corporation shall have authority to issue shall be One Hundred Thousand (100,000), all of which shares shall have a par value of One Dollar ($1.00), amounting in the aggregate to One Hundred Thousand Dollars ($100,000.00).

      There are no preferences, qualifications, limitations or restrictions upon said shares with the exception that no stockholder of the corporation shall have any preemptive rights or preferential rights of subscription to any shares of the corporation, whether now or hereafter authorized, or to any obligations convertible into stock of the corporation, issued or sold, or any right of subscription to any thereof other than such, if any, and at such price as the Board of Directors, in its discretion from time to time may determine, pursuant to the authority hereby conferred by this Certificate of Incorporation, and the Board of Directors may issue stock of the corporation or obligations convertible into stock without offering such issue of stock either in whole or in part to the other stockholders of the corporation. Should the Board of Directors as to any portion of the stock of the corporation whether now or hereafter authorized, or to any obligation convertible into stock of the corporation, offer the same to the stockholders of any class thereof, such offer shall not in any way constitute a waiver or release of the right of the Board of Directors subsequently to dispose of other portions of such stock or obligations without so offering the same to the stockholders. The acceptance of stock in the corporation shall be a waiver of any such preemptive or preferential rights which in the absence of this provision might otherwise be asserted by stockholders of the corporation, or any of them.

                                   ARTICLE IV

      The number of shares to be issued before the corporation shall commence business is Five Thousand (5,000), all of which shares are of a par value of One Dollar ($1.00) each, and the consideration to be paid therefor and the capital with which the corporation shall commence business is Five Thousand Dollars ($5,000.00).

      All of said Five Thousand Dollars ($5,000.00) has been paid in lawful money of the United States at the time of the execution of these Articles.

                                   ARTICLE V

      The name and place of residence and the number of shares subscribed for and paid for by the organizer of the corporation is as follows:

                                                            NUMBER
NAME                          RESIDENCE                     OF SHARES
----                          ---------                     ---------
William E. Bennett            2315 East Trafficway          5,000
                              Springfield, MO 65802

                                   ARTICLE VI

      The number of Directors to be elected at the first meeting of the shareholders is three (3). The Directors of the corporation may, by a majority vote, amend the bylaws of the corporation at any meeting of the Board of Directors provided, however, that the Board of Directors shall take no such action contrary to the provisions of any regulation of the shareholders directing them not to do so.

                                  ARTICLE VII

      The duration of the corporation shall be perpetual.

                                  ARTICLE VIII

      The corporation is formed for the following purposes:

            To make estimates for itself and for others, and to bid upon, enter into, and carry out the contracts for the construction of buildings, heating units, cooling units, power plants, fortifications, developments, transmission lines, and general building and renovation of buildings.

            To do building, structural, construction, erection, surveying, dredging, shoring, wrecking, salvage and general building work of every kind in every part of the world.

            To manufacture or otherwise produce, assemble, buy, sell, and deal in all types of building materials and equipment, and all kinds of supplies and equipment for builders, electricians, engineers, and contractors.

            To acquire, use, employ, sell and deal in all suitable means, apparatus, machinery, contrivances, equipment, and facilities for the prosecution of such contracting business.

            To carry on the business of a professional engineer for construction, manufacturing and design facilities of all kinds and nature.

            To do a general commission business and to accept consignments of merchandise for sale upon commission; to act as selling agents for manufacturers merchants, and others; to purchase accounts, to finance products of manufacturing plants, mills, or merchants, and to finance accounts and sales; provide office and sales forces for manufacturers, mills and others; to buy and sell all kinds of merchandise; and to act as a factor generally.

            To purchase or otherwise acquire any lands, houses, offices, workshops, buildings and the premises, and any fixed and movable machinery, tools, engines, plant, implements, patterns, stock in trade, patents, and patent rights, convenient to be used in or about the trade or business of engineering and construction. To enter into any contracts in relation thereto, and to erect, construct, maintain, alter, repair, pull down and restore, either alone or jointly with other companies or persons, works of all descriptions including wharfs, docks, piers, railways, waterways, roads, bridges, warehouses, factories, mills, engines, highways, ships and vessels of every description, gas works, electric works, water works, drainage and sewer works, and buildings of every description.

            To engage in the business of erecting, designing, planning, constructing, altering, under contract or otherwise, trailer parks, shopping centers, rental centers, sales centers, utility services, plants, buildings and all other structures or construction, of whatever kind or nature, to make estimates, on and bid for the construction of buildings, structures or improvements and to do every act and thing commonly done by building contractors; and, to buy and sell building materials and to enter into contracts for the services of others in all types of construction business.

            To enter into the business of supplying any town, city, village, district or neighborhood with gas, electricity or water and to enter into the operations and business of a public utility company, with full power to manufacture, buy, sell, obtain for resale and to furnish such quantities of gas, electricity or water as may be required by any city, town, village, district or neighborhood wherever located for public or private buildings or for other purposes; to purchase and sell or procure such goods, wares, merchandise, machinery, equipment, materials and supplies of all kinds necessary to such utility operation; to furnish, perform, negotiate and secure engineering and contracting services, and to do and perform construction work therefor; to lay, install, maintain and provide conductors for conveying gas, electricity or water through streets, alleys and squares of any city, town, village or unpopulated area with the consent of municipal authorities therefor under such reasonable regulations as such authorities may prescribe, and to set poles, pipes, abutments, wires and other fixtures, along, across or under any public roads, streets and lands of this state in such manner as not to incommode the public in the use of such roads, streets and waters, all in accordance with the laws of the State of Missouri in such cases made and provided.

            To own, lease, operate and manage shopping centers, rental sales outlets, trailer parks, trailer sales centers, repair facilities, equipment and all types of accessories and construction apparatus, supplies, tools, equipment and all other types of machinery and personal property of every kind and description related to mobile homes, mobile home parks, mobile home rentals and sales, and the furnishing, constructing and maintaining of utility services to trailer parks and mobile home sites in any state in the United States of America or any of its possessions, or in any foreign country.

            To apply for and obtain or cause to be obtained from the Federal Housing Administration and its Commissioner, hereinafter called the "Commissioner", a contract or contracts of mortgage insurance pursuant to the provisions of the National Housing Act, as amended, under any of its various sections, covering bonds, notes and other evidences of indebtedness issued by this corporation and any indenture of mortgage or deed of trust securing the same; and not withstanding any other provision herein contained the corporation is authorized to enter into any contract or regulatory agreement with the Federal Housing Administration, and its duly appointed Commissioner, and it shall be bound by the terms thereof so as to enable the Commissioner to carry out the provisions of the National Housing Act, as amended; and, upon execution, the contract or regulatory agreement shall be binding upon the corporation, its successors and assigns, so long as a mortgage or deed of trust is outstanding, unpaid and insured or held by the Federal Housing Commissioner.

            To act as a manufacturer's representative for all types of equipment, accessories and supplies of all kinds and description in places where the corporation may be authorized now or hereafter to do business.

            To purchase, hold, sell and transfer the shares of its own capital stock; provided it, shall not use its funds or property for the purchase of its own shares of capital stock when such use would cause any impairment of its capital except as otherwise permitted by law; and providing further that shares of its own capital stock belonging to it shall not be voted either directly or indirectly.

            To borrow money, issue notes, bonds, debentures, or other obligations of the corporation, and to secure the payment of same by mortgage, pledge, deed of trust, or other instruments of writing.

            To acquire hold, use, sell, assign, lease, grant licenses in respect of, mortgage, or otherwise dispose of Letters Patent of the United States or any foreign country, Patent rights, licenses and privileges, inventions, improvements and processes, copyrights, trademarks and trade names, relating to or useful in connection with any business of this corporation.

            To acquire, and to pay in cash, stock or bonds of this corporation or otherwise, the goodwill, rights, assets and property, and to undertake or assume the whole or any part of the obligations or liabilities of any person, firm, association or incorporation engaged in the same or similar business.

            To purchase, hold, sell, assign, transfer, mortgage, pledge or otherwise dispose of shares of the capital stock of, or any bonds, securities or evidences of indebtedness created by any other corporation or corporations organized under the laws of this state or any other state, country, nation or government, and while the owner thereof to exercise all the rights, powers and privileges of said ownership.

            To purchase, lease, hire or otherwise acquire real and personal property, improved or unimproved, of every kind and description, including franchises, easements, permits, licenses and rights in property of every nature, and to hold, sell, dispose of, convey, mortgage, pledge, manage, lease, operate, develop, contract, build, erect, maintain, construct and reconstruct such property; to act as escrow agent in all types of transactions; to abstract and certify titles to real estate; and to buy, handle and sell all kinds of property, develop shopping centers, rent all kinds of property, collect rents, loan money, locate and lay out town sites and city additions; act as agents or brokers for others in said endeavors; and to deal, transact and carry on any and all such business as may arise out of or be connected with the carrying on of the above-mentioned purposes of the corporation.

            To do and perform or to cause to be done or performed any and every act and thing necessary, proper or convenient to be done or performed in order to carry out the purposes of this corporation; the foregoing enumeration of specific powers shall not be construed to limit or restrict the exercise of all the legal rights, privileges and powers of such corporation which it shall be permitted to do and shall be permitted to do any and all kinds of business not otherwise prohibited by law.

      IN WITNESS WHEREOF, these Articles of Incorporation have been duly executed this 21st day of January, 1977.

                                       /s/ William E. Bennett
                                      -------------------------------
                                      William E. Bennett

STATE OF MISSOURI    )
                     ) SS.
COUNTY OF GREENE     )

      I, D. Nadine Sellers, Notary Public, do hereby certify that on the 21st day of January, 1977, personally appeared before me WILLIAM E. BENNETT, who being by me duly sworn, declared that he is the person who signed the foregoing document as incorporator, and that the statements therein contained are true and correct.

                                        /s/ D. Nadine Sellers
                                      -----------------------------------
                                      Notary Public

My Commission expires:

                                STATE OF MISSOURI
                     Judith K. Moriarty, Secretary of State
                     P.O. Box 778, Jefferson City, Mo. 65102
                              Corporation Division

                     AMENDMENT OF ARTICLES OF INCORPORATION
                         (TO BE SUBMITTED IN DUPLICATE)

Pursuant to the provisions of The General and Business Corporation Law of Missouri, the undersigned Corporation certifies the following:

The present name of the Corporation is Webco Engineering Co.

            The name under which it was originally organized was Webco Engineering Co.

An Amendment to the Corporation's Articles of Incorporation was adopted by the shareholders on November 1, 1994.

Article Number VI is amended to read as follows:

      The first sentence of Article VI is amended, and shall now read:

              "The number of Directors to constitute the Board of Directors is one (1)."

      (See attached fly sheet.)

Of the 22,000 shares outstanding, 22,000 of such shares were entitled to vote on such amendment.

      The number of outstanding shares of any class ENTITLED TO VOTE THEREON AS A CLASS were as follows:

            Class                        Number of Outstanding Shares

            Common                                  22,000

The number of shares voted for and against the amendment was as follows:

            Class              No. Voted For            No. Voted Against

            Common                22,000                        -0-

If the amendment changed the number or par value of authorized shares having a par value, the amount in dollars of authorized shares having a par value as changed is:

                                 Not applicable

   If the amendment changed the number of authorized shares without par value, the authorized number of shares without par value as changed and the consideration proposed to be received for such increased authorized shares without par value as are to be presently issued are:

                                 Not applicable

If the amendment provides for an exchange, reclassification, or cancellation of issued shares, or a reduction of the number of authorized shares of any class below the number of issued shares of that class, the following is a statement of the manner in which such reduction shall be effected:

                                 Not applicable

      IN WITNESS WHEREOF, the undersigned, Robert J. Carter, President has executed this instrument and its Secretary, Robert J. Carter has affixed its corporate seal hereto and attested said seal on the 6th day of December, 1994.

                                      WEBCO ENGINEERING CO.

ATTEST:

  /s/ Robert J. Carter                By  /s/ Robert J. Carter
---------------------------             -----------------------------
Secretary or Assistant Secretary         President or Vice President

State of Missouri    )
                     ) ss.
County of Greene     )

I, B. Lee Lilly, a Notary Public, do hereby certify that on this 6th day of December, 1994, personally appeared before me Robert J. Carter who, being by me first duly sworn, declared that he is the President of Webco Engineering Co. that he signed the foregoing documents as President of the Corporation, and that the statements therein contained are true.

                                          /s/ B. Lee Lilly
                                      -------------------------------
                                      Notary Public

                                      My Commission Expires ____________

      3.a. Article Number I is amended to read as follows:

            The first sentence of Article I is amended, and shall now read:

            "The name of the corporation shall be Webco, Inc."

                                  AMENDMENT OF
                            ARTICLES OF INCORPORATION
                                       OF
                              WEBCO ENGINEERING CO.

      Pursuant to the provisions of The General and Business Corporation Law of Missouri, the undersigned Corporation certifies the following:

The present name of the Corporation Is WEBCO ENGINEERING CO. The name under which it was originally organized was WEBCO ENGINEERING CO.

An amendment to the Corporation's Articles of Incorporation was adopted by the shareholders on November 2, 1989.

Article VI is amended to read as follows:

                                   "ARTICLE VI

            Two (2) directors shall constitute the Board of Directors. Thereafter, the number of directors shall be fixed by, or in the manner provided in, the Bylaws of the corporation, and any change in the number of directors shall be reported to the Secretary of State within thirty (30) days of such change. The property and business of the corporation shall be controlled and managed by the Board of Directors. In addition to the other powers and duties from time to time delegated to it by the stockholders, the Board of Directors shall have the power to make, alter, amend or repeal the Bylaws of the corporation."

Of the 22,000 shares outstanding, 22,000 of such shares were entitled to vote on such amendment. The number of outstanding shares of any class entitled to vote thereon as a class were as follows:

                                          Number of
Class                                Outstanding Shares
-----                                ------------------
Common                                     22,000

The number of shares voted for and against the amendment was as follows:

Class             No. Voted For                No. Voted Against
-----             -------------                -----------------
Common               22,000                            0

      IN WITNESS WHEREOF, the undersigned President has executed this instrument and its Secretary has affixed its corporate seal hereto and attested said seal on the 2nd day of November, 1989.

                                      WEBCO ENGINEERING CO.

                                      By:  /s/ Robert J. Carter
                                         -----------------------------
                                         Robert J. Carter, President

(Corporate Seal)

ATTEST:

  /s/ Lynette Carter
----------------------------
Lynette Carter, Secretary

STATE OF MISSOURI    )
                     ) ss.
COUNTY OF GREENE     )

      I, Garry E. Champion, a Notary Public, do hereby certify that on this 2nd day of November, 1989, personally appeared before me ROBERT J. CARTER, who, being by me first duly sworn, declared that he is the President of WEBCO ENGINEERING CO., that he signed the foregoing document as President of the corporation, and that the statements therein contained are true.

                                        /s/ Garry E. Champion
                                      ------------------------------------
                                      Notary Public

My Commission Expires:

                                STATE OF MISSOURI
                         Matt Blunt, Secretary of State
                     P.O. Box 778, Jefferson City, Mo. 65102
                              Corporation Division

                     AMENDMENT OF ARTICLES OF INCORPORATION

                   FOR A GENERAL BUSINESS OR CLOSE CORPORATION

Pursuant to the provisions of the General and Business Corporation Law of Missouri, the undersigned Corporation certifies the following:

1.    The present name of the Corporation is Webco, Inc.

         The name under which it was originally organized was Webco Engineering Co.

2. An Amendment to the Corporation's Articles of Incorporation was adopted by the shareholders on September 27, 2004.

3.    Article Number VI is amended to read as follows:

         The first sentence of Article VI is amended, and shall now read: "The number of Directors to constitute the Board of Directors is two (2)."

         (If more than one article is to be amended or more space is needed attach additional pages)

4. Of the 22,000 shares outstanding, 22,000 of such shares were entitled to vote on such amendment.

         The number of outstanding shares of any class ENTITLED TO VOTE THEREON AS A CLASS were as follows:

                    Class                    Number of Outstanding Shares
                   Common                               22,000

5.    The number of shares voted for and against the amendment was as follows:

                    Class         No. Voted For         No. Voted Against
                   Common            22,000                     0

6. If the amendment provides for an exchange, reclassification, or cancellation of issued shares, or a reduction of the number of authorized shares of any class below the number of issued shares of that class, the following is a statement of the manner in which such reduction shall be effected:

7. If the effective date of the amendment is to be a date other than the date of filing of the certificate of amendment with the Secretary of State, then the effective date, which shall be no more than 90 days following the filing date, shall be specified: _____________

        In Affirmation thereof, the facts stated above are true and correct:
        (The undersigned understands that false statements made in this filing are subject to the penalties provided under Section 575.040 RSMo)

/s/ Edward Cooney            Edward Cooney       VP & Treasurer         9/30/04
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Authorized Signature         Printed Name           Title                 Date